UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 14, 2014 (October 9, 2014)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On October 9, 2014, Bakken Hunter, LLC (“Seller”), a wholly-owned subsidiary of Magnum Hunter Resources Corporation (“Magnum Hunter”), entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with SM Energy Company, a Delaware corporation (“Purchaser”).  Pursuant to the Purchase and Sale Agreement, Seller agreed to sell, and Purchaser agreed to purchase, all of Seller’s right, title and interest in and to certain non-operated working interests (the “Interests”) in oil and gas properties located in Divide County, North Dakota.  The interests to be sold currently account for approximately 720 BOE of average daily production, net to the Interests, and consist of non-operated working interests in approximately 105,661 gross (12,500 net) leasehold acres.

Under the Purchase and Sale Agreement, the sales price for the Interests is $84,771,716 in cash (the “Sales Price”).  The Sales Price is subject to customary adjustments as described in the Purchase and Sale Agreement.  Pursuant to the Purchase and Sale Agreement, on October 9, 2014, Seller deposited a $4,250,000 performance deposit with an escrow agent, which deposit will be applied to the Sales Price at closing or released to Seller or Purchaser, as the case may be, if closing fails to occur and either Seller or Purchaser terminates the Purchase and Sale Agreement in accordance with the terms thereof.

The Purchase and Sale Agreement contains customary representations, warranties, covenants and indemnities by the parties thereto, and the closing of the transactions contemplated by the Purchase and Sale Agreement is subject to the satisfaction of certain customary closing conditions as described therein.

The sale and purchase of the Interests is scheduled to close on October 15, 2014, and will be effective as of August 1, 2014.

The foregoing description of the Purchase and Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text thereof, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference.

Item 7.01                                           Regulation FD Disclosure.

On October 9, 2014, Magnum Hunter issued a press release announcing that Seller had entered into the Purchase and Sale Agreement to sell the Interests to Purchaser.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing of Magnum Hunter under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description
2.1	Purchase and Sale Agreement, dated October 9, 2014, by and between Bakken Hunter, LLC and SM Energy Company.*

99.1	Press release of Magnum Hunter Resources Corporation, dated October 9, 2014.

*                 Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: October 14, 2014	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Purchase and Sale Agreement, dated October 9, 2014, by and between Bakken Hunter, LLC and SM Energy Company.*

99.1	Press release of Magnum Hunter Resources Corporation, dated October 9, 2014.

*                 Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.